Exhibit 3.2

                      AMENDED CERTIFICATE OF DESIGNATIONS,

                             PREFERENCES AND RIGHTS

                                       Of

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                       ATLANTIC TECHNOLOGY VENTURES, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware


         The undersigned officer of Atlantic Technology Ventures, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, originally filed with the office of the Secretary of State of the State of Delaware on September 28, 2000, and amended on November 20, 2000, and January 9, 2001 (as so amended, the "Series B Certificate of Designations"), and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, originally filed with the office of the Secretary of State of the State of Delaware on May 18, 1993, the Board of Directors of the Corporation duly adopted the following resolutions:

         RESOLVED, that the Series B Certificate of Designations is hereby amended as follows:

(1) by inserting prior to clause (ii) of Section 6(l) of Article II the word "or";

(2) by inserting in clause (ii) of Section 6(l) of Article II, after the words "that such approval is not required" and before the following comma, the words "for a reason other than the Corporation's no longer being listed on the Nasdaq Stock Market at such time"; and

(3)      by deleting after (ii) of Section 6(l) of Article II the words ", or
         (iii) is no longer listed on the Nasdaq Stock Market at such time".

        This Amended Certificate of Designations of the Corporation has been duly adopted in accordance with Section 151 of the General Corporation Law of the State of Delaware.

         The undersigned is signing this Amended Certificate of Designations on behalf of the Corporation on January 19, 2001.


                                     /s/ Frederic P. Zotos
                                     -----------------------------------------
                                     Frederic P. Zotos
                                     President